Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT, dated May 23, 2013 (the “Fourth Amendment”), to that certain Credit Agreement, dated June 30, 2009 (as amended, the “Credit Agreement”), among Hill International, Inc., as borrower (the “Borrower”), Bank of America, N.A. as administrative agent (the “Administrative Agent”) and the Lenders (as defined therein).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have provided certain loans and letters of credit to the Borrower which remain outstanding;

WHEREAS, in connection with the Credit Agreement, the Borrower executed that certain Guarantee and Collateral Agreement, dated June 30, 2009 (the “Collateral Agreement”) pursuant to which, among other things, the Borrower and the other Grantors (as defined therein) guarantied the Obligations and granted in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in substantially all of their assets;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein to provide for, among other things, the ability to incur further Indebtedness and to make further Investments, and the Administrative Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   General.  Terms defined in the Credit Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Credit Agreement.  Terms defined and used in this Fourth Amendment shall have the meanings given to them in this Fourth Amendment.

Section 1.2                                   Amendments to Existing Definitions.  Section 1.01 of the Credit Agreement is hereby amended by modifying certain definitions contained therein as follows:

“Applicable Rate” is hereby amended by deleting the references to “Section 7.03(b)(v)” therein and substituting therefor “Section 7.03(b)(vi)” and by deleting the reference to “Pricing Level 4” in the second paragraph contained therein and substituting therefor “Pricing Level 13”.

“Excluded Taxes” is hereby deleted in its entirety and replaced with:

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Administrative Agent, Lender or L/C Issuer, as the case may be, or required to be withheld or deducted from a payment to the Administrative Agent, Lender or L/C Issuer, as the case may be: (a) Taxes imposed on or measured by net income (however denominated), franchise

Taxes, and branch profits Taxes, in each case (i) imposed as a result of the Administrative Agent, Lender or L/C Issuer, as the case may be, being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to the failure of the Administrative Agent, Lender or L/C Issuer, as the case may be, to comply with Section 3.01(e); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Section 1.3                                   Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in alphabetical order:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Foreign Letters of Credit” means Letters of Credit issued hereunder for the account of wholly-owned Subsidiaries that are not Loan Parties or Gerens in the ordinary course of business, and in the case of Gerens, not to exceed $1 million in L/C Obligations outstanding at any time (until such time as Gerens becomes a wholly-owned Subsidiary).

“Fourth Amendment” means the Fourth Amendment to Credit Agreement, dated May 23, 2013.

“Fourth Amendment Effective Date” means the Fourth Amendment Effective Date, as defined in the Fourth Amendment.

“Gerens” has the meaning specified in Section 7.03(l).

“L/C Compliance Certificate” means a certificate substantially in the form of Exhibit H.

“Maximum Cash Collateral Amount” means cash and other assets with a value of $22,000,000; provided that, after the receipt by the

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Borrower or any Subsidiary of the return of the cash collateral securing the NBAD Performance Bond, the Maximum Cash Collateral Amount shall be $20,000,000.

“NBAD Performance Bond” means an existing performance bond letter of credit issued by National Bank of Abu Dhabi in connection with the Qatar Rail Project.

“Oman Airports Project” means the project under which Hill International, LLC, an affiliate of the Borrower, has entered or will enter into a two-year contract with the Government of the Sultanate of Oman represented by the Ministry of Transport and Communications and Public Authority for Civil Aviation to provide consulting engineering services in connection with the expansion and modernization of the Muscat International and Salalah International Airports in Oman.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between it and the jurisdiction imposing such Tax (other than connections arising from such party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Qatar Rail Project” means the project under which the Borrower, through its Qatar branch, has entered or will enter into a four-year contract with the Qatar Railways Company to provide project management services in connection with the construction of the “Green Line,” one of four lines of the Doha Metro system in Qatar.

“QNB” means the Qatar National Bank.

“QNB Facility” has the meaning set forth in Section 7.02(h).

ARTICLE II

AMENDMENTS

Section 2.1                                   Amendments to Section 3.01 (Taxes).  Section 3.01(a) of the Credit Agreement is hereby amended by adding the following new clause (iii):

(iii) If the Borrower or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and

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documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or Administrative Agent, as applicable, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Section 2.2                                   Amendments to Section 3.01 (Taxes).  Section 3.01(e)(ii) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (A) therein; (ii) deleting the “.” at the end of clause (B)(V) therein and replacing it with “; and”; and (iii) adding the following new clause (C):

(C) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 2.3                                   Amendment to Section 4.02 (Conditions to all Credit Extensions).  Section 4.02(c) of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with “and, in the case of a request for an issuance of a Letter of Credit, a duly completed L/C Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.”

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Section 2.4                                   Amendments to Section 7.02 (Indebtedness).  Section 7.02(h) of the Credit Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (a)(iii) therein; (ii) deleting the “;” at the end of clause (b) therein and replacing it with “and”; and (iii) adding the following new clause (c):

(c) in addition to Indebtedness otherwise permitted under Section 7.02 (including clauses (a) and (b) of this subsection), up to $17,000,000 under an unsecured letter of credit facility (including any loans arising thereunder as a result of outstanding reimbursement obligations) to be provided by QNB (the “QNB Facility”), consisting of the following: (i) $6,000,000 in the form of a non-revolving letter of credit issued by QNB in connection with the Qatar Rail Project for an advance payment guarantee thereunder; and (ii) $11,000,000 in the form of a revolving letter of credit facility for the following purposes: (A) $2,700,000 shall be for tender bonds; (B) $6,900,000 shall be for performance bonds (including $6,000,000 to be used solely for the replacement of the NBAD Performance Bond); and (C) $1,400,000 shall be for advance payment guarantees;

Section 2.5                                   Amendments to Section 7.03 (Investments).  Section 7.03(b) of the Credit Agreement is hereby deleted in its entirety and replaced with:

(b) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the Third Amendment Effective Date, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, including Investments by Hill N.V. and Gerens (each as defined in Section 7.03(l)) made by honoring the underlying obligations described in clauses (i), (ii) and (iii) of Section 7.03(l), (iv) Investments described in Section 7.02(p), (v) so long as no Default has occurred and is continuing or would result from such Investment, Investments outstanding on the Fourth Amendment Effective Date or thereafter consisting of Foreign Letters of Credit, provided that the aggregate amount outstanding at any time of L/C Obligations of all Foreign Letters of Credit issued after the Fourth Amendment Effective Date shall not exceed $7,000,000 except to the extent of the aggregate face amounts of Foreign Letters of Credit existing as of the Fourth Amendment Effective Date upon the expiry of the same subsequent to the Fourth Amendment Effective Date, and, in any event, the aggregate amount outstanding at any time of L/C Obligations of all Foreign Letters of Credit issued after the Fourth Amendment Effective Date shall not exceed $11,800,000, (vi) so long as no Default has occurred and is continuing or would result from such Investment, additional cash Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties (but not for the purposes described in Section 7.03(l) or clauses (v) or (vii) of this Section 7.03(b)) in an aggregate amount made from and after the Third Amendment Effective Date not to exceed

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$4,000,000 at any time outstanding, (vii) additional Investments by Loan Parties in wholly-owned Subsidiaries that are not Loan Parties solely in connection with the Qatar Rail Project and the Oman Airports Project; provided that, as of the last day of each month as set forth on Schedule I to the Fourth Amendment, the amount of such Investments calculated on a net basis (which calculation shall include cash repatriated to the Borrower out of income from the Qatar Rail Project and the Oman Airports Project) shall not exceed the corresponding amount set forth opposite each such date on such Schedule I to the Fourth Amendment, and (viii) Investments by the Borrower in the form of a guaranty of all or any portion of the QNB Facility;

Section 2.6                                   Amendments to Exhibits.  The Credit Agreement is hereby amended by adding Exhibit H thereto, in the form of Exhibit A to this Fourth Amendment.

ARTICLE III

AGREEMENTS

Section 3.1                                   Outstanding Obligations.  The Borrower acknowledges and agrees that as of May 20, 2013, the Borrower is indebted to the Lenders in the Outstanding Amount of $57,331,569.64 (inclusive of $16,831,569.64 of Letters of Credit obligations) plus accrued interest and fees thereon.

Section 3.2                                   Foreign Facilities/Collateral.  Notwithstanding anything to the contrary in the Credit Agreement or any Loan Document, (i) no more than the Maximum Cash Collateral Amount at any time may be provided as collateral for obligations under all credit facilities being provided by lenders located outside of the United States to any Loan Party or any Subsidiary and (ii) if the cash collateral (the “NBAD Cash Collateral”) securing the existing letter of credit issued by National Bank of Abu Dhabi as a performance guaranty in connection with the Qatar Rail Project (the “Qatar Rail L/C”) is released to the Borrower or any Subsidiary, the Borrower shall cause the NBAD Cash Collateral to be transferred to the Borrower and will apply said funds to the prepayment of the Revolving Loans (but not to the reduction of the Commitments).

Section 3.3                                   Amendment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender that executes this Fourth Amendment on a pro rata basis, an amendment fee in the aggregate amount of $150,000 (the “Amendment Fee”).

Section 3.4                                   Binnington Acquisition.  Solely in connection with the proposed Stock-Based Acquisition of Binnington Copeland and Associates (Pty) Ltd. and BCA Training (Pty), Ltd., the Lenders hereby agree that the Minimum Liquidity Requirement under Section 7.03(f)(iv)(C) of the Credit Agreement is hereby waived.

Section 3.5                                   Financial Advisor. By no later than 30 days following the Fourth Amendment Effective Date, the Borrower shall retain a financial advisor, which financial advisor will (a) be reasonably acceptable to the Administrative Agent, (b) be retained on terms and conditions reasonably acceptable to the Administrative Agent, (c) report directly to the Borrower’s board of directors, (d) have the duties set forth on Schedule II hereto, and (e) be

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directly accessible to the Administrative Agent and its professionals and authorized to respond directly to reasonable information requests of the Administrative Agent and its professionals.  Failure to timely retain said financial advisor will constitute an immediate Event of Default.

ARTICLE IV
EFFECTIVE DATE

This Fourth Amendment shall become effective as of the date (the “Fourth Amendment Effective Date”) when each of the following has been satisfied or waived in accordance with the terms hereof:

(a)                                 Receipt by the Administrative Agent of counterparts of the Fourth Amendment executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)                                 Receipt by the Administrative Agent of counterparts of the Consent and Reaffirmation of Guaranty, annexed hereto, executed by each Guarantor;

(c)                                  Receipt by the Administrative Agent of an amendment to the Second Lien Credit Agreement, providing for, among other things, allowance of Indebtedness and Investments in connection with the Qatar Rail Project and the Oman Airports Project, duly executed and in form and substance satisfactory to the Administrative Agent and its counsel in their sole discretion;

(d)                                 Receipt by the Administrative Agent of a written acknowledgement from NBAD in form and substance reasonably acceptable to the Administrative Agent, confirming that NBAD will, promptly upon the replacement of the Qatar Rail L/C, release the NBAD Cash Collateral securing said letter of credit and pay the amount thereof to the Borrower;

(e)                                  Receipt by the Administrative Agent of the original promissory note in the principal amount of $1,700,000 made by Donald Boyken in favor of the Borrower, which note shall constitute a Pledged Note under the terms of the Guarantee and Collateral Agreement;

(f)                                   Payment by the Borrower to the Administrative Agent, for the account of each Lender that executes this Fourth Amendment on a pro rata basis, of the Amendment Fee; and

(g)                                  Payment by the Borrower of reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and expenses of Katten Muchin Rosenman LLP, counsel for the Administrative Agent, and Capstone Advisory Group, LLC, financial advisor for the Administrative Agent.

ARTICLE V
MISCELLANEOUS

Section 5.1                                   Continuing Effect of the Credit Agreement.  The Borrower, the Administrative Agent and the Lenders hereby acknowledge and agree that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with

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its terms, except as expressly modified hereby, and is hereby in all respects ratified and confirmed.  Any terms or conditions contained in this Fourth Amendment shall control over any inconsistent terms or conditions in the Credit Agreement.

Section 5.2                                   No Waiver.  Except as expressly provided herein, nothing contained in this Fourth Amendment shall be construed or interpreted or is interpreted or intended as a waiver of or any limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or applicable law on account of any Default or Event of Default or otherwise.

Section 5.3                                   Representations and Warranties.  Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Fourth Amendment, (a) all representations and warranties contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date and (b) after giving effect to this Fourth Amendment, no Default or Event of Default exists.

Section 5.4                                   Reaffirmation of Covenants.  Borrower hereby expressly reaffirms each of the covenants made by it in the Credit Agreement and the Loan Documents.

Section 5.5                                   Release.  The Borrower, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives (each a “Releasing Party”) hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Fourth Amendment or in the future against the Administrative Agent, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) the Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (c) any matter related to the foregoing; provided, however, that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to the extent that such Claims are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of a Releasee.

Section 5.6                                   Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Releasing Party pursuant to Section 6.6 above.  If a Releasing Party violates the foregoing covenant, all Releasing Parties agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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Section 5.7                                   Reference to and Effect on the Loan Documents.  On and after the date hereof and the satisfaction of the conditions contained in Article IV of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Credit Agreement”, and each reference in the other Loan Documents to “the Credit Documents”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  For purposes of the Credit Agreement, all of the agreements of the Borrower and the Guarantors contained in this Fourth Amendment shall be deemed to be, and shall be, agreements under the Credit Agreement.

Section 5.8                                   Payment of Expenses.  The Borrower, on behalf of itself and its Subsidiaries, agrees to pay or reimburse the Administrative Agent for all of its reasonable out of pocket costs and expenses incurred in connection with the negotiation and documentation of this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.  In furtherance hereof and the provisions of the Credit Agreement, each of the Loan Parties jointly and severally agrees to reimburse the Administrative Agent for all such costs, fees and expenses (including but not limited to reasonable fees and expenses of its counsel).

Section 5.9                                   Lender Reaffirmation, Indemnification and Authorization.  Each Lender acknowledges, reaffirms and ratifies its obligation to indemnify and hold harmless the Administrative Agent and its directors, officers, employees and agents pursuant to, and subject to, the terms and conditions of Section 10.04 of the Credit Agreement, (the “Administrative Agent’s Indemnity”) and acknowledges and agrees that the Administrative Agent’s Indemnity (subject to the terms and conditions hereof) shall apply to any and all acts or omissions of the Administrative Agent taken or omitted to be taken pursuant to, arising out of, in connection with or in respect to this Fourth Amendment or any of the other Loan Documents.  Each Lender hereby grants to the Administrative Agent all requisite authority to enter into or otherwise become bound by the Intercreditor Agreement and to bind the Lenders thereto by the Administrative Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Lenders is or will be required in connection with the performance of the Intercreditor Agreement.

Section 5.10                            Counterparts.  This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission or electronic mail) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any executed counterpart delivered by facsimile transmission or electronic mail shall be effective for all purposes hereof.

Section 5.11                            Waiver.  The Administrative Agent and the Lenders hereby waive any Event of Default arising under Section 8.01(e) of the Credit Agreement due to the non-compliance by the Borrower and its Subsidiaries with the provisions of Section 7.03(b)(iv)(y) of the Second Lien Credit Agreement (as in effect immediately prior to the Fourth Amendment Effective Date) with respect to the requirement to satisfy the Minimum Liquidity Requirement (as defined in the Second Lien Credit Agreement).

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Section 5.12                            GOVERNING LAW.  THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective proper and duly authorized agents as of the date first written above.

BORROWER:

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

Fourth Amendment - Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

Fourth Amendment - Signature Page

LENDERS:

BANK OF AMERICA, N.A., as Lender, Swing Line Lender and L/C Issuer

By:	/s/ John M. Schuessler
Name:	John M. Schuessler
Title:	Senior Vice President

Fourth Amendment - Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Robert P. Harvey
Name:	Robert P. Harvey
Title:	Senior Vice President

Fourth Amendment - Signature Page

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By:	/s/ Joseph G. Fudacz
Name:	Joseph G. Fudacz
Title:	Managing Director

Fourth Amendment - Signature Page

PNC BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Vice President

Fourth Amendment - Signature Page

CONSENT AND REAFFIRMATION OF GUARANTY

Each Guarantor hereby consents to the execution and delivery by the Borrower of the Fourth Amendment to Credit Agreement, dated May 23, 2013 (the “Fourth Amendment”) relating to the Credit Agreement dated June 30, 2009 (the “Credit Agreement”) among Hill International, Inc. as borrower, Bank of America, N.A., as administrative agent and the lenders party thereto (capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement), and jointly and severally ratifies and confirms the terms of the Guarantee and Collateral Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement, as amended.  Each Guarantor acknowledges that, notwithstanding anything to the contrary contained in the Credit Agreement, the Fourth Amendment or any other Loan Document, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guarantee and Collateral Agreement (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Except as expressly set forth therein, nothing contained in the Fourth Amendment shall release, discharge, modify, change or affect the original liability of such Guarantors under the Guarantee and Collateral Agreement.

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BOYKEN INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

TRANSPORTATION CONSTRUCTION SERVICES, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

TCM GROUP

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

PCI GROUP, LLC

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officere

TRS CONSULTANTS, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman

Consent and Reaffirmation — Signature Page

HILL INTERNATIONAL REAL ESTATE, LLC

By:	/s/ David L. Richter
Name:	David L. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL DEVELOPMENT, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman and Chief Executive Officer

HILL INTERNATIONAL (PUERTO RICO), INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	President

Consent and Reaffirmation — Signature Page

Schedule I to Fourth Amendment

Permitted Investments in Connection with

Qatar Rail Project and Oman Airports Project

Date	Net Investments Allowed
April 30, 2013	$3,000,000
May 31, 2013	$3,000,000
June 30, 2013 and thereafter	$0

Schedule II to Fourth Amendment

Duties of Financial Advisor

Forecasting and Budgeting:

1.                                      Reassess the achievability of the 2013 business plan and assist management with revising the current year projections;

2.                                      Assist management with extending the business plan (to include cash projections) through 2014.

Analysis of Foreign Loan Facilities:

1.                                      Develop a forecast for each foreign loan facility that projects utilization, letter of credit requirements and restricted cash requirements;

2.                                      Evaluate and assist management with the Borrower’s current efforts to refinance existing foreign loan facilities and secure new loan commitments;

3.                                      Evaluate the current terms and conditions of the Borrower’s and its Subsidiaries’ foreign loan facilities and evaluate and assist management with alternative financing opportunities.

Senior Credit Facility Refinancing Efforts:

1.                                      Assist in the preparation of financial projections in form and substance necessary to support refinancing efforts with respect to the senior credit facility;

2.                                      Evaluate and assist management with the current refinancing efforts that are underway;

3.                                      Identify potential replacement lenders;

4.                                      Work with management to secure loan commitments for the refinancing of the senior credit facility;

5.                                      Assist management with underwriting due diligence efforts.

Exhibit A to Fourth Amendment

See attached for Exhibit H to the Credit Agreement (form L/C Compliance Certificate).

EXHIBIT H

FORM OF L/C COMPLIANCE CERTIFICATE

Date:                      ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 30, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hill International, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

In connection with the Letter of Credit Application that is being delivered by the Borrower simultaneously herewith (the “Current Letter of Credit Application”), the undersigned Responsible Officer(1) hereby certifies as of the date hereof that he/she is the                                                                            of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

1.                                      Both before and after giving effect to the issuance of the Letter of Credit being requested in the Current Letter of Credit Application (the “Current Letter of Credit”), the aggregate outstanding amount of L/C Obligations of Foreign Letters of Credit that have been issued after the Fourth Amendment Effective Date does not exceed $7,000,000 except to the extent that one or more Foreign Letters of Credit existing as of the Fourth Amendment Effective Date have expired and the aggregate outstanding amount of L/C Obligations of all Foreign Letters of Credit that have been issued after the Fourth Amendment Effective Date does not exceed $11,800,000.

2.                                      Subject to Section 2.03(b)(iii) of the Credit Agreement, the expiry date of the Current Letter of Credit will not occur more than twelve months after the date of issuance or last extension.

3.                                      The expiry date of the Current Letter of Credit (including as a result of an automatic extension) will not occur after March 31, 2016.

(1)                                 This certificate should be from the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

H-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                               ,             .

HILL INTERNATIONAL, INC.

By:
Name:
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H-2